Exhibit 10.2

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of March 5, 2023 (the “Agreement Date”), by and among (a) Adaptimmune Therapeutics PLC (“Parent”), a public company limited by shares incorporated in England and Wales, (b) TCR2 Therapeutics Inc. (the “Company”), a Delaware corporation and (c) [SHAREHOLDER] (the “Shareholder”). Each of Parent, the Company and the Shareholder are sometimes referred to as a “Party” and collectively as the “Parties”. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

A.              Concurrently with the execution and delivery of this Agreement, Parent, the Company and CM Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) in substantially the form attached hereto as Exhibit B.

B.              As of the Agreement Date, the Shareholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the Parent Ordinary Shares or Parent ADSs, as applicable, described on Exhibit A (the “Owned Shares”, and the Owned Shares together with any additional Parent Ordinary Shares or Parent ADSs that the Shareholder may acquire record and/or beneficial ownership of (including through the exercise of any Parent Options) after the Agreement Date, the “Covered Shares”).

C.              As an inducement to the willingness of the Company to enter into the Merger Agreement, the Company has required that the Shareholder enter into this Agreement with respect to the Covered Shares, and the Shareholder desires to enter into this Agreement to induce the Company to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.              Agreement to Vote the Covered Shares; Appointment of Proxy

1.1.            Agreement to Vote. Until the earliest to occur of (a) the Effective Time, (b) receipt of the Parent Shareholder Approval, and (c) such date and time as the Merger Agreement is validly terminated pursuant to Section 8 thereof (as applicable, the “Expiration Time”), at every meeting of the Parent Shareholders at which the approval of the authorization of the Parent Board to issue and allot all Parent Ordinary Shares, which shall be represented by Parent ADSs, to be issued in connection with the Merger (the “Issuance”) is to be voted on (and at every adjournment or postponement thereof), the Shareholder shall (i) if a holder of Parent Ordinary Shares, vote (including via proxy) all of the Shareholder’s Covered Shares in accordance with the Parent Recommendation, on or before 48 hours prior to any meeting of Parent Shareholders, and (ii) if a holder of Parent ADSs, instruct the registered holder/depositary to vote all of the Shareholder’s Covered Shares in accordance with the Parent Recommendation and in accordance with the voting procedures of the Parent ADSs applicable to any general meeting of Parent Shareholders on or before the fifth (5th) business day prior to any meeting of Parent Shareholders or such other period as may be required by the depositary for the Parent ADSs.

1.2.            Forms and Power of Attorney. The Shareholder agrees to duly complete forms of proxy and, in respect of Parent ADSs, the relevant voting forms in accordance with the rules applicable to the Parent ADSs in respect of all of his, her or its Covered Shares, and any other required documents in connection therewith, and cause same to be validly delivered in support of (and indicating that all Covered Shares are voted in favor of approving) the matters to be voted on at the Parent Shareholders Meeting and will not withdraw the forms of proxy or other documentation except as expressly otherwise provided in this Agreement. The obligations of the Shareholder specified in Section 1.1 and Section 1.2 shall apply whether or not the transactions contemplated by the Merger Agreement, including the Merger, or any other action described above is recommended by the Parent Board. The Shareholder irrevocably and by way of security for its obligations hereunder appoints any director of Parent to be its attorney in its name and on its behalf to take effect on the dispatch of the Proxy Statement/Prospectus and only then if such Shareholder has failed to comply with its obligations under Section 1.1 or Section 1.2 of this Agreement, with full power and authority to sign, execute and deliver a form of proxy, form of instruction to the depositary of the Parent ADSs and/or such other documents and to do all such acts and things as may be necessary for or incidental to the performance of their obligations under this Agreement.

1.3.            Quorum. Until the Expiration Time, at every meeting of the Parent Shareholders (and at every adjournment or postponement thereof), the Shareholder shall be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.

2.            Representations and Warranties of the Shareholder. The Shareholder hereby severally, and not jointly or jointly and severally, represents and warrants as follows:

2.1.            Incorporation; Authorization. If the Shareholder is a corporation or other legal entity, the Shareholder is duly organized and validly existing under the laws of the jurisdiction of its incorporation, formation or organization. The Shareholder has all necessary power, authority, capacity and right to enter into this Agreement and to carry out each of its obligations under this Agreement. This Agreement has been duly executed and delivered by the Shareholder and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except that such enforceability (a) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (b) is subject to general principles of equity, whether considered in a proceeding at Law or in equity.

2.2.          Ownership of Subject Securities. The Shareholder is, and, subject to any transfer permitted pursuant to Section 4.1(a), will be continuously up until the Effective Time, the direct or indirect beneficial owner of the Owned Shares set out opposite such Shareholder’s name in Exhibit A, with good and marketable title thereto, free and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands or rights of others of any nature or kind whatsoever. The Shareholder does not own or have any interest in any securities of Parent other than the Owned Shares. The Shareholder is not a party to, bound or affected by or subject to, any charter or by-law, contract, agreement provision, statute, regulation, judgment, order, decree or law which would be violated, contravened, breached by, or under which any default would occur as a result of, the execution and delivery of this Agreement or the consummation of any of the transactions provided for in this Agreement.

2.3.          Consents. No consents or approvals of, or filings with, any Governmental Authority are necessary for the execution and delivery of this Agreement by the Shareholder and the consummation by the Shareholder of the transactions contemplated hereby in connection with (a) the execution and delivery by the Shareholder and enforcement against the Shareholder of this Agreement, or (b) the consummation of any transactions by the Shareholder provided for herein.

(a)            No Conflicts. Neither the execution and delivery of this Agreement by the Shareholder nor compliance by the Shareholder with any provision of this Agreement shall (a) conflict with or violate any organizational documents of the Shareholder, (b) violate any order, injunction, judgment, decree or ruling (whether temporary, preliminary or permanent) enacted, promulgated, issued or entered by any Governmental Authority or any Law applicable to the Shareholder or (c) violate, breach, result in the loss of any benefit under, conflict with any provisions of, or constitute a default (or an event which, with the notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under any contract to which the Shareholder is bound.

(b)            Legal Proceedings. There are no material complaints, claim, action, charge, suit, arbitration, mediation, investigation or proceeding pending or threatened against the Shareholder, or any of the Owned Shares of the Shareholder, and there are no material outstanding judgments, writs, injunctions, decrees or orders of any Governmental Authority against or binding on the Shareholder, or any of the Owned Shares of the Shareholder.

(c)            No Commitment. None of the Owned Shares held by the Shareholder is the subject of any commitment, undertaking or agreement, the terms of which would affect in any way the ability of the Shareholder to perform the Shareholder’s obligations with respect to such Owned Shares as set out in this Agreement.

3.            Representations and Warranties of Parent. Parent hereby represents and warrants to the Shareholder as follows:

3.1.          Incorporation; Authorization. Parent is a public company limited by shares duly organized and validly existing under the laws of England and Wales. Parent has all necessary power, authority, capacity and right to enter into this Agreement and to carry out each of its obligations under this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that such enforceability (a) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (b) is subject to general principles of equity, whether considered in a proceeding at Law or in equity.

3.2.            No Conflicts. Neither the execution and delivery of this Agreement by Parent nor compliance by Parent with any provision of this Agreement shall (a) conflict with or violate the articles of association or other charter documents of Parent, (b) violate any order, injunction, judgment, decree or ruling (whether temporary, preliminary or permanent) enacted, promulgated, issued or entered by any Governmental Authority or any Law applicable to Parent or (c) violate, breach, result in the loss of any benefit under, conflict with any provisions of, or constitute a default (or an event which, with the notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under any contract to which Parent is bound.

3.3.            Legal Proceedings. There are no material complaints, claim, action, charge, suit, arbitration, mediation, investigation or proceeding pending or threatened against Parent, or any securities of Parent, and there are no material outstanding judgments, writs, injunctions, decrees or orders of any Governmental Authority against or binding on Parent, or any securities of Parent.

4.            Miscellaneous.

4.1.            No Transfer of Covered Shares[; Lock-Up.]

(a)              Prior to the Expiration Time, the Shareholder agrees not to, directly or indirectly, (i) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of law or otherwise), either voluntarily or involuntarily, offer to transfer or consent to any transfer or enter into any contract, option or other agreement or understanding with respect to the transfer of any or all of the interest in such Shareholder’s Covered Shares, or (ii) take any action or agree or commit to take any action that would make any representation or warranty of such Shareholder contained in this Agreement untrue or incorrect or have the effect of preventing or materially delaying the Shareholder from or in performing its obligations under this Agreement; provided, however, that nothing in this Section 4.1(a) shall prohibit a transfer of Covered Shares (w) with the prior written consent of the Company, (x) to any member of the Shareholder’s immediate family, or to a trust for the benefit of the Shareholder or any member of the Shareholder’s immediate family, or otherwise for estate planning purposes, (y) by will or under the laws of intestacy upon the death of the Shareholder, (z) pursuant to a qualified domestic order, (aa) to any charitable organization or (bb) by Parent effecting a pre-arranged sell to cover exercise of a Parent restricted stock unit style option in which the Parent issues Parent Ordinary Shares to settle the sales of Parent ADSs made in order to pay the exercise price and other sale costs and to satisfy the Shareholder’s tax withholding obligation upon the exercise of a Parent restricted stock unit style option, as permitted pursuant to the terms of any Parent Plan and (cc) any Shareholder that is an entity may transfer Covered Shares to any Affiliate of such Shareholder or to one or more partners or members of such Shareholder; provided, further, that a transfer referred to in the foregoing clauses of this sentence shall be permitted only if the transferee agrees in a written document, reasonably satisfactory in form and substance to the Company, to be bound by all of the terms of this Agreement.

(b)              [At the Effective Time, the Shareholder shall enter into a Lock-Up Agreement in substantially the form attached hereto as Exhibit C.]

4.2.            Non-Solicitation. From and after the date hereof until the Expiration Time, the Shareholder will not, and will not permit any entity under such Shareholder’s control to, take any action that Parent is prohibited from taking pursuant to Section 5.4 of the Merger Agreement.

4.3.            Further Assurances. From time to time, at Parent’s or the Company’s request and without further consideration, the Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement and the Merger Agreement.

4.4.            Termination. This Agreement shall automatically terminate without further action by any of the Parties hereto and shall have no further force or effect as of the Expiration Time, provided that Section 4.6 shall continue until the earlier of the Effective Time and the valid termination of the Merger Agreement.

4.5.            Capacity as a Shareholder. Notwithstanding anything in this Agreement to the contrary, the Shareholder signs this Agreement solely in the Shareholder’s capacity as a shareholder of Parent, and not in any other capacity (including, if applicable, in such Shareholder’s capacity as a director or officer of Parent) and this Agreement shall not limit or otherwise affect the actions or inactions of any Affiliate, representative or designee of the Shareholder or any of its Affiliates in his or her capacity, if applicable, as an officer or director of any other person. Nothing herein shall in any way restrict a Shareholder that is a director or officer of Parent in the taking of any actions (or failure to act) in his or her capacity as a director or officer of Parent if such action (or failure to act) would be inconsistent with the exercise of his or her fiduciary duties as a director or officer of Parent.

4.6.            Other Miscellaneous Provisions. The following provisions of the Merger Agreement shall apply mutatis mutandis to this Agreement: Section 8.5 (Amendment), Section 9.2 (Notices), Section 9.4 (Governing Law), Section 9.6 (Counterparts and Signature), Section 9.9 (Enforcement) and Section 9.11 (Waiver of Jury Trial).

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

ADAPTIMMUNE THERAPEUTICS PLC

By:
	Name:	Adrian Rawcliffe
	Title:	Chief Executive Officer

TCR2 THERAPEUTICS INC.

By:
	Name:	Garry E. Menzel
	Title:	President and Chief Executive Officer

[SHAREHOLDER]

[Signature Page to the Parent Voting Agreement]